UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 26, 2012 (April 25, 2012)

SL GREEN REALTY CORP.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND
(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSIONFILENUMBER)	(IRSEMPLOYERID.NUMBER)

420LexingtonAvenue	10170
NewYork,NewYork	(ZIPCODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 594-2700
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

Summary

On April 25, 2012, SL Green Realty Corp. (the “Company”) reported funds from operations, or FFO, of $99.3 million, or $1.10 per diluted share, for the quarter ended March 31, 2012, compared to $142.8 million, or $1.75 per diluted share, for the same quarter in 2011.  The comparable results reflect the issuance of $660.5 million of common equity since the first quarter of 2011 as well as a one-time gain recognized in the first quarter of 2011 on the sale of interests in the mezzanine debt at 280 Park Avenue.

Net income attributable to common stockholders totaled $25.3 million, or $0.29 per diluted share, for the quarter ended March 31, 2012, compared to $80.9 million, or $1.01 per diluted share, for the same quarter in 2011.

Operating and Leasing Activity

For the first quarter of 2012, the Company reported revenues and operating income of $339.2 million and $182.1 million, respectively, compared to $329.2 million and $209.9 million, respectively, for the same period in 2011.

Same-store cash NOI on a combined basis increased by 6.2 percent to $172.0 million for 2012, after giving consideration to 1515 Broadway and 521 Fifth Avenue as consolidated properties, as compared to 2011. Consolidated property cash NOI increased by 6.4 percent to $145.7 million and unconsolidated joint venture property cash NOI increased 4.9 percent to $26.3 million.

Same-store GAAP NOI on a combined basis increased by 0.8 percent to $197.5 million for 2012, after giving consideration to 1515 Broadway and 521 Fifth Avenue as consolidated properties, as compared to 2011. Consolidated property GAAP NOI decreased by 0.6 percent to $167.4 million and unconsolidated joint venture property GAAP NOI increased 9.9 percent to $30.1 million.

Occupancy for the Company’s stabilized, same-store Manhattan portfolio at March 31, 2012 was 93.4 percent as compared to 93.1 percent at March 31, 2011.  During the quarter, the Company signed 64 office leases in its Manhattan portfolio totaling 674,983 square feet.  Twenty one leases totaling 157,433 square feet represented office leases that replaced previous vacancy, and 43 office leases comprising 517,550 square feet had average starting rents of $69.71 per rentable square foot, representing a 32.3 percent increase over the previously fully escalated rents on the same office spaces, which was largely driven by the 361,044 square foot lease with Random House, Inc. at 1745 Broadway.  The average lease term on the Manhattan office leases signed in the first quarter was 6.3 years and average tenant concessions were 1.1 months of free rent with a tenant improvement allowance of $17.87 per rentable square foot.  Of the 734,218 square feet of office leases which commenced during the first quarter, 194,731 square feet represented office leases that replaced previous vacancy, and 539,487 square feet represented office leases that had average starting rents of $69.81 per rentable square foot, representing a 31.4 percent increase over the previously fully escalated rents on the same office spaces.

Occupancy for the Company’s Suburban portfolio was 86.4 percent at March 31, 2012, as compared to 86.3 percent at March 31, 2011.  Excluding the One Court Square office property, which is in contract for sale, the Company’s Suburban portfolio occupancy would be 82.9 percent at March 31, 2012, as compared to 82.7 percent at March 31, 2011.

During the quarter, the Company signed 32 office leases in the Suburban portfolio totaling 128,236 square feet.  Nine leases totaling 22,577 square feet represented office leases that replaced previous vacancy, and 23 office leases comprising 105,659 square feet had average starting rents of $33.72 per rentable square foot, representing a 4.6 percent decrease over the previously fully escalated rents on the same office spaces.  The average lease term on the Suburban office leases signed in the first quarter was 3.1 years and average tenant concessions were 1.1 months of free rent with a tenant improvement allowance of $5.33 per rentable square foot.  Of the 145,978 square feet of office leases which commenced during the first quarter, 39,641 square feet represented office leases that replaced previous vacancy, and 106,337 square feet represented office leases that had average starting rents of $33.74 per rentable square foot, representing a 4.6 percent decrease over the previously fully escalated rents on the same office spaces.

Significant leases that were signed during the first quarter included:

•	Early renewal on 361,044 square feet with Random House, Inc. for 5 years at 1745 Broadway bringing the total remaining lease term to 10 years;

•	New lease on 30,653 square feet with Jazz at Lincoln Center, Inc. for 15.8 years at 3 Columbus Circle;

•	Early renewal on 23,230 square feet with FTI Consulting, Inc. for 9 years at 750 Third Avenue;

•	New lease on 22,363 square feet with Titan Outdoor LLC for 10.5 years at 100 Park Avenue; and

•	Early renewal on 26,065 square feet with State Bank of Long Island for 1.5 years at Jericho Plaza, Long Island.

Marketing, general and administrative, or MG&A, expenses for the quarter ended March 31, 2012 were $20.2 million, or 5.2 percent of total revenues including the Company’s share of joint venture revenue compared to $20.0 million, or 5.2 percent for the quarter ended March 31, 2011.

Real Estate Investment Activity

In February 2012, the Company acquired the 390,000 square-foot office building located at 10 East 53rd Street through a joint venture with CPPIB for $252.5 million, or $647 per square foot.

In January 2012, the Company, along with its joint venture partner Jeff Sutton, acquired 724 Fifth Avenue for $223.0 million.  The anchor tenant in this 65,010 square foot property is Prada.

In January 2012, the Company, along with its joint venture partner Stonehenge Partners, acquired five retail and two multifamily properties in Manhattan for total consideration of $193.1 million.

In February 2012, the Company sold the leased fee interest at 292 Madison Avenue for $85.0 million. The transaction included assumption by the purchaser of $59.1 million of existing debt.  The Company recognized a gain on the sale of $6.6 million.

In February 2012, the Company, along with its joint venture partner, Jeff Sutton, sold its two retail condominium units at 141 Fifth Avenue for $46.0 million. The transaction included the assumption by the purchaser of $25.0 million of existing debt. The Company recognized a gain on the sale of $7.3 million.

In March 2012, the Company, along with its joint venture partner, entered into an agreement to sell 379 West Broadway for $48.5 million, inclusive of the fee position.

In April 2012, the Company, along with its joint venture partner, modified the agreement to sell One Court Square to provide the purchaser an extension of the closing date in exchange for an increase in the gross sale price to $478.1 million.  The transaction, which includes the assumption by the purchaser of $315.0 million of existing debt, is expected to close in the second quarter.

Debt and Preferred Equity Investment Activity

The Company’s debt and preferred equity investment portfolio totaled $1.0 billion at March 31, 2012.  During the first quarter, the Company purchased and originated new debt and preferred equity investments totaling $70.5 million, all of which are directly collateralized by New York City commercial office properties, and received $57.6 million of principal reductions from investments that were sold or repaid.  The debt and preferred equity investment portfolio had a weighted average maturity of 3.1 years as of March 31, 2012 and had a weighted average yield for the quarter ended March 31, 2012 of 9.0 percent, exclusive of loans with a net carrying value of $25.2 million, which are on non-accrual status.

Financing and Capital Activity

In the first quarter of 2012, the Company sold 2.9 million shares of common stock for aggregate gross proceeds of $225.0 million ($222.6 million of net proceeds after related expenses). In 2012 to date, the Company sold 3.7 million shares of common stock for gross proceeds of $281.8 million ($278.5 million of net proceeds after related expenses).  The Company’s existing ATM plan has $68.2 million of remaining sales capacity.

In March 2012, the Company repaid approximately $102.2 million of its 3.0% exchangeable senior notes due 2027 pursuant to the holders’ scheduled put option.  Approximately $18.0 million of these notes remain outstanding.

In January 2012, the Company, along with its joint venture partner Stonehenge Partners, closed on two 7-year mortgage financings totaling $100.0 million in connection with the acquisition of two residential properties. These mortgages bear a fixed interest rate of 4.125%. In addition, the retail property located at 762 Madison Avenue, which was also acquired by the joint venture, was partially financed with a 5-year, $8.5 million mortgage loan which bears a fixed interest rate of 3.75%.

In February 2012, the Company, along with its joint venture partner Jeff Sutton, closed on a 5-year $120.0 million mortgage in connection with the acquisition of 724 Madison Avenue. The mortgage bears interest at 235 basis points over the 30-day LIBOR.

In February 2012, the Company, along with its joint venture partner, CPPIB, closed on a 5-year $125.0 million mortgage in connection with the acquisition of 10 East 53rd Street.  The mortgage bears interest at 250 basis points over the 30-day LIBOR.

Dividends

During the first quarter of 2012, the Company declared quarterly dividends on its outstanding common and preferred stock as follows:

•	$0.25 per share of common stock, which was paid on April 13, 2012 to stockholders of record on the close of business on March 30, 2012; and

•
$0.4766 and $0.4922 per share on the Company’s Series C and D Preferred Stock, respectively, for the period January 15, 2012 through and including April 14, 2012, which were paid on April 13, 2012 to stockholders of record on the close of business on March 30, 2012, and reflect regular quarterly dividends which are the equivalent of annualized dividends of $1.9064 and $1.9688, respectively.

Funds from Operations (FFO)

FFO is a widely recognized measure of REIT performance.  We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.  The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring, sales of properties and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITS, particularly those that own and operate commercial office properties.  We also use FFO as one of several criteria to determine performance-based bonuses for members of our senior management.  FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time.  Historically, however, real estate values have risen or fallen with market conditions.  Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs, providing perspective not immediately apparent from net income.  FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

Same-Store Net Operating Income

The Company presents same-store net operating income on a cash and GAAP basis because the Company believes that it provides investors with useful information regarding the operating performance of properties that are comparable for the periods presented.  For properties owned since January 1, 2011 and still owned in the same manner at the end of the current quarter, the Company determines GAAP net operating income by subtracting property operating expenses and ground rent from recurring rental and tenant reimbursement revenues. Cash net operating income (Cash NOI) is derived by deducting straight line and free rent from, and adding tenant credit loss allowance to, GAAP net operating income. Same-store net operating income is not an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED
(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
Revenue:
Rental revenue, net	$260,814	$227,020
Escalations and reimbursement revenues	41,663	30,275
Preferred equity and investment income	26,338	64,678
Other income	10,377	7,248
Total revenues	339,192	329,221

Equity in net (loss) income from unconsolidated joint ventures	(1,560)	8,206
Gain (loss) on early extinguishment of debt	—	—

Expenses:
Operating expenses	73,269	60,298
Real estate taxes	51,498	40,067
Ground rent	8,806	7,834
Loan loss and other investment reserves, net of recoveries	564	(3,150)
Transaction related costs	1,151	2,434
Marketing, general and administrative	20,196	20,021
Total expenses	155,484	127,504

Operating Income	182,148	209,923

Interest expense, net of interest income	80,137	64,266
Amortization of deferred financing costs	3,580	3,800
Depreciation and amortization	77,083	63,497
Loss on investment in marketable securities	—	127
Net income from continuing operations	21,348	78,233
Net (loss) income from discontinued operations	(78)	1,873
Gain on sale of discontinued operations	6,627	—
Equity in net gain on sale of joint venture interest/real estate	7,260	—
Purchase price fair value adjustment	—	13,788
Depreciable real estate reserves	—	—
Net income	35,157	93,894
Net income attributable to noncontrolling interests	(1,959)	(5,462)
Net income attributable to SL Green Realty Corp.	33,198	88,432
Preferred stock dividends	(397)	---
Dividends on perpetual preferred shares	(7,545)	(7,545)
Net income attributable to common stockholders	$25,256	$80,887
Earnings Per Share (EPS)
Net income per share (Basic)	$0.29	$1.02
Net income per share (Diluted)	$0.29	$1.01

Funds From Operations (FFO)
FFO per share (Basic)	$1.11	$1.76
FFO per share (Diluted)	$1.10	$1.75

Basic ownership interest
Weighted average REIT common shares for net income per share	86,744	79,401
Weighted average partnership units held by noncontrolling interests	3,048	1,805
Basic weighted average shares and units outstanding for FFO per share	89,792	81,206

Diluted ownership interest
Weighted average REIT common share and common share equivalents	87,125	79,838
Weighted average partnership units held by noncontrolling interests	3,048	1,805
Diluted weighted average shares and units outstanding	90,173	81,643

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share data)

	March 31, 2012	December 31, 2011
Assets	(Unaudited)
Commercial real estate properties, at cost:
Land and land interests	$2,816,831	$2,684,626
Buildings and improvements	7,191,889	7,147,527
Building leasehold and improvements	1,317,492	1,302,790
Property under capital lease	12,208	12,208
	11,338,420	11,147,151
Less accumulated depreciation	(1,202,507)	(1,136,603)
	10,135,913	10,010,548
Assets held for sale	—	76,562
Cash and cash equivalents	133,665	138,192
Restricted cash	98,563	86,584
Investment in marketable securities	25,689	25,323
Tenant and other receivables, net of allowance of $19,605 and $16,772 in 2012 and 2011, respectively	29,020	32,107
Related party receivables	7,665	4,001
Deferred rents receivable, net of allowance of $30,611 and $29,156 in 2012 and 2011, respectively	300,419	281,974
Debt and preferred equity investments, net of discount of $23,784 and $24,996 and allowance of $41,050 and $50,175 in 2012 and 2011, respectively	999,573	985,942
Investments in and advances to unconsolidated joint ventures	1,022,931	893,933
Deferred costs, net	211,728	210,786
Other assets	796,547	737,900
Total assets	$13,761,713	$13,483,852

Liabilities
Mortgages and other loans payable	$4,409,715	$4,314,741
Revolving credit facility	400,000	350,000
Senior unsecured notes	1,171,331	1,270,656
Accrued interest and other liabilities	116,498	126,135
Accounts payable and accrued expenses	137,500	142,428
Deferred revenue/gain	373,573	357,193
Capitalized lease obligation	17,130	17,112
Deferred land lease payable	18,608	18,495
Dividend and distributions payable	29,652	28,398
Security deposits	47,996	46,367
Liabilities related to assets held for sale	—	61,988
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Total liabilities	6,822,003	6,833,513

Commitments and contingencies	—	—
Noncontrolling interests in the operating partnership	237,763	195,030
Series G preferred units, $0.01 par value, $25.00 liquidation preference, 1,902 issued and outstanding at March 31, 2012	47,550	—
Series H preferred units, $0.01 par value, $25.00 liquidation preference, 80 issued and outstanding at March 31, 2012 and December 31, 2011, respectively	2,000	2,000

Equity
SL Green Realty Corp. stockholders’ equity
7.625% Series C perpetual preferred shares, $0.01 par value, $25.00 liquidation preference, 11,700 issued and outstanding at both March 31, 2012 and December 31, 2011, respectively	274,022	274,022
7.875% Series D perpetual preferred shares, $0.01 par value, $25.00 liquidation preference, 4,000 issued and outstanding at both March 31, 2012 and December 31, 2011, respectively	96,321	96,321
Common stock, $0.01 par value 160,000 shares authorized, 92,460 and 89,210 issued and outstanding at March 31, 2012 and 2011, respectively (inclusive of 3,605 and 3,427 shares held in Treasury at March 31, 2012 and December 31, 2011, respectively)	925	892
Additional paid-in capital	4,469,777	4,236,959
Treasury stock-at cost	(319,866)	(308,708)
Accumulated other comprehensive loss	(24,376)	(28,445)
Retained earnings	1,665,547	1,704,506
Total SL Green Realty Corp. stockholders’ equity	6,162,350	5,975,547
Noncontrolling interests in other partnerships	490,047	477,762
Total equity	6,652,397	6,453,309
Total liabilities and equity	$13,761,713	$13,483,852

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
FFO Reconciliation:
Net income attributable to common stockholders	$25,256	$80,887
Add:
Depreciation and amortization	77,083	63,497
Discontinued operations depreciation adjustments	—	676
Joint venture depreciation and noncontrolling interest adjustments	9,141	6,234
Net income attributable to noncontrolling interests	1,959	5,462
Depreciable real estate reserves	—	—
Less:
Gain on sale of discontinued operations	6,627	—
Equity in net gain on sale of joint venture interest	7,260	—
Purchase price fair value adjustment	—	13,788
Depreciation on non-rental real estate assets	267	213
Funds from Operations	99,285	142,755
Transaction related costs(1)	1,312	2,434
Funds from Operations before transaction related costs	$100,597	$145,189

(1)	Includes the Company’s share of joint venture transaction related costs.

	Three Months Ended March 31,
	2012	2011

Operating Income:	$182,148	$209,923
Add:
Marketing, general & administrative expense	20,196	20,021
Net operating income from discontinued operations	519	4,202
Loan loss and other investment reserves, net of recoveries	564	(3,150)
Transaction related costs	1,151	2,434
Less:
Non-building revenue	30,890	65,402
(Gain) loss on early extinguishment of debt	—	—
Equity in net (loss) income from joint ventures	(1,560)	8,206
GAAP net operating income (GAAP NOI)	175,248	159,822

Less:
Net operating income from discontinued operations	519	4,202
GAAP NOI from other properties/affiliates	7,316	(12,860)
Same-Store GAAP NOI	$167,413	$168,480

Add:
Ground lease straight-line adjustment	285	340
Less:
Straight-line and free rent	17,261	24,590
Rental income – FAS 141	4,729	7,345
Same-store cash NOI	$145,708	$136,885

SL GREEN REALTY CORP.
SELECTED OPERATING DATA-UNAUDITED

	March 31,
	2012	2011
Manhattan Operating Data: (1)
Net rentable area at end of period (in 000’s)	23,757	22,324
Portfolio percentage leased at end of period
Same-Store percentage leased at end of period	93.4%	93.1%
Number of properties in operation	33	30

Office square feet where leases commenced during quarter (rentable)	734,218	703,023
Average mark-to-market percentage-office	31.4%	0.9%
Average starting cash rent per rentable square foot-office	$69.81	$48.20
____________
(1)  Includes wholly owned and joint venture properties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

/s/ James Mead
James Mead
Chief Financial Officer

Date: April 26, 2012